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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         DIAMOND OFFSHORE DRILLING, INC.

         DIAMOND OFFSHORE DRILLING, INC., a corporation duly incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on April 12, 1989 under the name Majestic Offshore, Inc. (the "Company"), desiring to integrate into a single instrument all the provisions of its Restated Certificate of Incorporation now, in effect and operative, and desiring further to amend said Restated Certificate of Incorporation, such restated Certificate of Incorporation having been duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware, hereby certifies as follows:

         1. Said Restated Certificate of Incorporation is hereby restated, integrated and further amended to read in its entirety as follows:

         FIRST: The name of the corporation is DIAMOND OFFSHORE DRILLING, INC. (the "Company").

         SECOND: Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The registered agent for the Company is The Corporation Trust Company, whose address is as stated above.

         THIRD: The nature of business and purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as amended (the "DGCL").

         FOURTH: The total number of shares of all classes of capital stock which the company shall have authority to issue is 525,000,000 shares, consisting of

         (i) 25,000,000 shares of Preferred Stock, $.01 par value per share, and

         (ii) 500,000,000 shares of Common Stock, $.01 par value per share.

         Except as otherwise provided by law, the shares of capital stock of the Company, regardless of class, may be issued by the Company from time to time in such amounts, for such lawful consideration and for such corporate purpose(s) as the Board of Directors may from time to time determine.


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         Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares as may be determined from time to time by the Board of Directors; provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock authorized by this paragraph FOURTH. Each series of Preferred Stock shall be distinctly designated. The Board of Directors is hereby expressly granted authority to fix, in the resolution or resolutions providing for the issuance of a particular series of Preferred Stock, the voting powers, if any, of each such series, and the designations, preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations and restrictions thereof to the fullest extent now or hereafter permitted by the Restated Certificate of Incorporation and the laws of the State of Delaware.

         Subject to the provisions of applicable law or of the Company's By-Laws with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote, and except as otherwise provided by law, by this Restated Certificate of Incorporation or by this resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock as aforesaid, the holders of outstanding shares of Common Stock shall exclusively possess the voting power for the election of directors of the Company and for all other purposes as prescribed by applicable law, with each holder of record of shares of Common Stock having voting power being entitled to one vote for each share of Common Stock registered in his or its name on the books, registers and/or accounts of the Company.

         FIFTH: A director of the Company shall not be personally liable either to the Company or to any stockholder for monetary damages for breach of fiduciary duty as a director, except(i) for any breach of the director's duty of loyalty to the Company or its stockholders, or (ii) for acts or omissions which are not taken or omitted to be taken in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director would be liable under Section 174 of Title 8 of the DGCL or any amendment or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither the amendment nor the repeal of this paragraph FIFTH nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this paragraph FIFTH shall eliminate or reduce the effect of this paragraph FIFTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph FIFTH, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

         The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the DGCL, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be


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deemed exclusive of any other rights to which such director or officer may be entitled apart from the foregoing provisions. The foregoing provisions shall be deemed to be a contract between the Company and each director and officer who serves in such capacity at any time while this paragraph FIFTH and the relevant provisions of the DGCL and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore brought or threatened based in whole or in part upon any such state of facts.

         The Company may indemnify any person who was or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was an employee or agent of the Company, or is or was serving at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the extent and in the manner set forth in and permitted by the DGCL, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which any such person may be entitled apart from the foregoing provisions.

         SIXTH: The Board of Directors is expressively authorized to amend, alter, change, adopt or repeal the By-Laws of the Company.

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         2. This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of sections 242 and 245 of the DGCL, and has been duly adopted by the stockholders of the Company at a meeting called and held in accordance with the provisions of Section 222 of the DGCL.

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         IN WITNESS WHEREOF, Diamond Offshore Drilling, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Lawrence R. Dickerson, its President and Chief Operating Officer, and attested to by Richard L. Lionberger, its Vice President, General Counsel and Secretary, on this 27th day of May, 1998.

                                      DIAMOND OFFSHORE DRILLING, INC.

                                      By: /s/ LAWRENCE R. DICKERSON
                                          -------------------------------------
                                          Lawrence R. Dickerson
                                          President and Chief Operating Officer

Attest:

/s/ RICHARD L. LIONBERGER
---------------------------------------------
Richard L. Lionberger
Vice President, General Counsel and Secretary

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